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                                                                    EXHIBIT 4.25



                                FIFTH AMENDMENT
                                      FOR
                              DEVELOPMENT CONTRACT
                            PSTN EXCELLENCE REGIONAL
                               JUNCTION DIVRE-II

                                    BETWEEN

                         PERUSAHAAN PERSEROAN (PERSERO)
                       PT TELEKOMUNIKASI INDONESIA, TBK.

                                      AND

                         CONSORTIUM OLEX-LUCENT-BRIMBUN

                         No. PKS.50/HK.820/TCC-00/2003

                              DATED JUNE 26, 2003

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                                 FIFTH AMENDMENT
                                       FOR
                              DEVELOPMENT CONTRACT
                            PSTN EXCELLENCE REGIONAL
                                JUNCTION DIVRE-II
                                     BETWEEN
                         PERUSAHAAN PERSEROAN (PERSERO)
                       PT. TELEKOMUNIKASI INDONESIA, Tbk.
                                       AND
                         CONSORTIUM OLEX-LUCENT-BRIMBUN

                       NUMBER: PKS. 50/HK.820/TCC-00/2003

On this TWENTY-SIXTH day of JUNE, year TWO THOUSAND THREE, placed at Jakarta, between the concerned parties:

I. PERUSAHAAN PERSEROAN (PERSERO) PT. TELEKOMUNIKASI INDONESIA, Tbk., telecommunications services and network provider established and incorporated under the law of Republic of Indonesia, having its address at Jalan Japati No. 1 Bandung 40133, in this legal act represent by, TRI DJATMIKO, HEAD OF CONSTRUCTION CENTER, based on the Power of Attorney of President Director Number : K.TEL. 107/HK510/UTA-00/02 dated 15 August 2002, hereinafter referred to as TELKOM.

II. CONSORTIUM OLEX - LUCENT - BRIMBUN, a consortium formed by Notaries Deed No. 9 dated 14th December 2001, in front of Notary Benny Djaja, SH, SE, MM., having its address at Wisma Bisnis Indonesia 15th Floor, Jl. Letjen S. Parman Kav. 12, Jakarta-11480 whereas in this legal act to be represented by FADJAR TJOANDA, as President Director of PT. Olax Cables Indonesia, based on the Letter of Authorization from PT Lucent Technologies Indonesia and PT Brimbun Raya Indah dated 23 December 2001.

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         CONSORTIUM OLEX - LUCENT - BRIMBUN consist of:

         PT. OLEX CABLES INDONESIA, having its address at Wisma Bisnis Indonesia 15th Floor, Jakarta, as CONSORTIUM LEADER, hereinafter referred to as OLEX.

         PT LUCENT TECHNOLOGIES INDONESIA, having its address at Tifa Building 3rd Floor, Jakarta, as CONSORTIUM MEMBER, hereinafter referred to as LUCENT.

         PT. BRIMBUN RAYA INDAH, having its address at Jakarta Barat, as CONSORTIUM MEMBER, hereinafter referred to as BRIMBUN.

         hereinafter all together in this Amendment referred to as PARTNER.

By first taking into Consideration of the following matters:

a. whereas, TELKOM and PARTNER has been bound each other in Development Contract PSTN Excellence Regional Junction DIVRE II Number :
         PKS.14/HK810/UTA-00/2002 dated 8 February 2002, hereinafter referred to as "MAIN CONTRACT".

b. whereas, TELKOM and PARTNER has changed some articles in the Main Contract with the first Amendment Nomor PKS. 155/HK-820/UTA-00/2002 dated August 22, 2002, hereinafter referred to as "FIRST AMENDMENT";

c. whereas, TELKOM and PARTNER has changed some articles in the Main Contract and first Amendment Nomor PKS. 155/HK-820/UTA-00/2002 dated August 22, 2002, with the "Second Amendment" Nomor PKS.
         192/HK-820/UTA-00/2002 dated October 25, 2002, hereinafter referred to as "SECOND AMENDMENT";

d. whereas, TELKOM and PARTNER has changed some articles in the Main Contract, the first Amendment Nomor PKS. 155/HK-820/UTA-

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         00/2002 dated August 22, 2002, and the "Second Amendment" Nomor PKS.
         192/HK-820/UTA-00/2002 dated October 25, 2002, with the "the Third Amendment" Nomor PKS. 121/HK-820/PEM-00/2002 dated December 20, 2002, hereinafter referred to as "THIRD AMENDMENT";

e. whereas, TELKOM and PARTNER has changed some articles in the Main Contract, the first Amendment Nomor PKS. 155/HK-820/UTA-00/2002 dated August 22, 2002, the "Second Amendment" Nomor PKS. 192/HK-820/UTA-00/2002 dated October 25, 2002, and "the Third Amendment" Nomor PKS. 121/HK-820/PEM-00/2002 dated December 20, 2002, with the "Fourth Amendment" Nomor PKS. 21/HK-820/PEM-00/2003 dated 20 March 2003, hereinafter referred to as "FOURTH AMENDMENT";

f. whereas, TELKOM and PARTNER have agreed to amend the Scope of Work and the Period of Implementation Time for SEVERAL RINGS;

g. whereas TELKOM with it's Letter number : TEL, 533/LG.270/TCC-00/2003 DATED JUNE 25, 2003 has agreed with AMENDMENT V;

After having taken into consideration the above matters, TELKOM and PARTNER have agreed to amend the provisions - stipulated in the Main Contract, First Amendment, Second Amendment, Third Amendment and Fourth Amendment in accordance with the following terms and conditions:

                                    ARTICLE 1
                                  SCOPE OF WORK

(1) TELKOM and PARTNER have agreed to amend the Bill of Quantity (BoQ) of the scope of work

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(2)      Scope of Work based on this Amendment as specified in detail as stated
         in Attachment II of this Amendment.

                                    ARTICLE 2
                                 CONTRACT AMOUNT

(l). The contract price based on this Amendment including VAT, insurance and other taxes based on the law of Indonesia as follows:

         - US $ 28,791,892.10 (Twenty eight million seven hundred ninety one thousand eight hundred ninety two United States dollar and ten cents) and

         - Rp. 122.485.262.790,- (One hundred twenty two billion four hundred eighty five million two hundred sixty two thousand seven hundred ninety Indonesian Rupiah)

(2). The contract price per-ring system and it's breakdown as stated in Attachment II of this Amendment.

                                    ARTICLE 3
                           TIME IMPLEMENTATION PERIOD

(1) TELKOM and PARTNER have agreed to amend the Period of Time Implementation for several RINGs, and the last RING should be completed on March 19, 2004.

(2) The Schedule of Time implementation for each RINGS as specified in detail as mentioned in Attachment III of this Amendment.

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                                   ARTICLE 4
                                   ATTACHMENT

All attachment as follows shall be an unity that could not be separated of this Amendment, consist of:

Attachment-I:
     Approval letter from TELKOM

Attachment-II:
      Price summary Schedule

Attachment-III:
      Implementation Schedule

Attachment-IV:
      Disburment Plan

Attachment-V:
      Minutes of Meeting (Design Review Meeting, Clarification & Negotiation)

                                   ARTICLE 5
                                     OTHERS

(1) This Amendment shall become effective as of the date after signing by both parties.

(2) Articles and / or Attachments of the Main Contract and its Amendments which are not amended by this Amendment, shall remain prevail and legally binding by both parties.

(3) TELKOM and PARTNER have agreed that every word of "Divisi Pembangunan" is the same as the word "TELKOM CONSTRUCTION CENTER" and every word of "Kepala Divisi Pembangunan" is the same as the word "KEPALA PUSAT CONSTRUCTION CENTER".

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(4)      Copy from this Original Amendment was made in 25 (twenty five) copies by PARTNER on PARTNER's own cost for the purpose of supervision of implementation and others.

         PT TELEKOMUNIKASI INDONESIA, Tbk,                     KONSORSIUM
                                                          OLEX-LUCENT-BRIMBUN,


                                                                [STAMPED]

                /s/ TRI DJATMIKO                            /s/ Fadjar Tjoanda
              --------------------                        ----------------------

                 TRI DJATMIKO                                 FADJAR TJOANDA
              -------------------                           -------------------
         KEPAL PUSAT CONSTRUCTION CENTER                    PIMPINAN KONSORSIUM

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